UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2005

FIRST FINANCIAL BANCORP.

(Exact name of registrant as specified in its charter)

Ohio	0-12379	31-1042001
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

300 High Street, Hamilton, Ohio	45011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 867-5447

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K	First Financial Bancorp.

Item 8.01. Other Events.

On March 14, 2005, First Financial Bancorp. (Nasdaq: FFBC) announced the details of its new strategic plan that will guide the Company’s business expansion and financial improvement efforts. The details of the new strategic plan are set forth in the Company’s press release, dated March 14, 2005, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The information in the press release supplements the description of the strategic plan set forth in both the Company’s Annual Report on Form 10-K and its 2004 annual report to shareholders filed with the Securities and Exchange Commission on March 14, 2005.

The new strategic plan sets forth the Company’s new organizational structure, its realigned management team, its business and competitive strategy and the requirements to achieve its financial and organizational goals.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     (c) Upon approval of the board of directors, effective April 1, 2005, the Company’s management team will be realigned as follows:

•	Claude Davis, who is currently the President and Chief Executive Officer of First Financial Bancorp. and Chairman of First Financial Bank, National Association (“First Financial Bank”), will also become President and Chief Executive Officer of First Financial Bank.

•	C. Douglas Lefferson, who is currently the Executive Vice President and Chief Financial Officer of First Financial Bancorp., will be promoted to Chief Operating Officer and Executive Vice President of First Financial Bancorp. and First Financial Bank.

•	J. Franklin Hall, who is currently the First Vice President, Controller, and Director of Finance of First Financial Bancorp., will be promoted to Chief Financial Officer of First Financial Bancorp. and First Financial Bank.

•	There will be five business unit presidents reporting to Mr. Davis:

•	Mark W. Immelt, who is currently the President and Chief Executive Officer of First Financial Bank, will become President of First Financial Wealth Management.

•	Samuel J. Munafo, who is currently the President and Chief Executive Officer of Community First Bank & Trust, a Company subsidiary, will become President of First Financial Bank.

•	John C. Hoying will be promoted from Executive Vice President to President of Community First Bank & Trust.

•	David S. Harvey will remain President of Sand Ridge Bank.

•	Mark A. Willis will remain President of First Financial Insurance (formerly known as Flagstone Insurance and Financial Services).

Set forth below is information regarding the business experience of Messrs. Davis, Lefferson and Hall:

Claude E. Davis: Age 44	Claude E. Davis joined First Financial Bancorp. as President, Chief Executive Officer, and a member of the board of directors on October 1, 2004. Mr. Davis also serves on the boards of directors of Community First Bank & Trust, First Financial Bank (where he is also chairman of the board) and Sand Ridge Bank. At the time he joined First Financial Bancorp., Mr. Davis was Senior Vice President at Irwin Financial Corporation and Chairman of Irwin Union Bank and Trust (the company’s lead bank), positions he had held since May 2003. Prior to that, Mr. Davis served as President of Irwin Union Bank and Trust for seven years. Mr. Davis originally joined Irwin Financial Corporation and Irwin Union Bank and Trust in 1987 as Vice President and Controller.

C. Douglas Lefferson: Age 40	Mr. Lefferson became Executive Vice President and Chief Financial Officer of First Financial Bancorp., effective December 13, 2004, after having served as its Senior Vice President and Chief Financial Officer since January 11, 2002. He had served as First Vice President and Comptroller of First Financial Bancorp. since November 25, 1998. Previously, Mr. Lefferson had served as Vice President and Chief Financial Officer of First Financial Bank since July 1997, its Vice President and Comptroller since December 1995 and its Assistant Vice President and Assistant Comptroller since 1993.

J. Franklin Hall Age 36	Mr. Hall became First Vice President, Controller, and Director of Finance for First Financial Bancorp. effective December 13, 2004. He served as its Vice President and Controller since January 11, 2002. He joined First Financial Bancorp. in June 1999 as a Financial Officer, advanced to Assistant Vice President in 2000 and became Vice President on June 1, 2001. Prior to joining First Financial Bancorp., Mr. Hall was a Senior Financial Analyst at Firstar Bank, N.A. (now known as US Bancorp) in Cincinnati, Ohio.

The terms of previously disclosed employment agreements of Messrs. Davis, Lefferson and Hall did not change as a result of these position changes.

Item 2.05. Costs Associated with Exit or Disposal Activities.

In connection with the implementation of its strategic plan, the Company plans to consolidate its non-customer support functions and to align them better to support all of its banking operations. Therefore, First Financial Bancorp. Service Corp. will no longer operate as a separate company. In addition, the Company will continue to evaluate its retail banking locations to insure that it is effectively situated to pursue growth opportunities in targeted markets with targeted clients and services. In connection with these steps, the Company hopes to reduce its costs and expenses and increase its overall efficiency. The steps for this course of action have not been finalized and the Company is unable in good faith at this date to make a determination of the estimate of costs and expenses that will be incurred in connection with these actions.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No.	Description

99.1	Press release dated March 14, 2005

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FINANCIAL BANCORP.

By:	/s/ C. Douglas Lefferson

C. Douglas Lefferson
Executive Vice President and
Chief Financial Officer

Date: March 14, 2005

Form 8-K	First Financial Bancorp.

Exhibit Index

Exhibit No.	Description

99.1	Press release dated March 14, 2005